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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-3 and related prospectus of American Superconductor Corporation of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in the Current Report of Form 8-K and Form 8-K/A filed by American Superconductor Corporation with the Securities and Exchange Commission.

Madison, Wisconsin                                    /s/ Smith & Gesteland, LLP
March 23, 1998                                            SMITH & GESTELAND, LLP